--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ------------
                                  FORM 8-K/A-1
                                  ------------


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report:  June 16, 1999 (Amending Form 8-K filed on April 19, 1999)


                            SEAL HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)



         Delaware                        000-05667                       64-0769296
-------------------------------    ----------------------     ---------------------------------------
(State orother jurisdiction of     Commission File Number     (I.R.S. Employer Identification Number)
incorporation or organization)


                        5601 N. Dixie Highway, Suite 411
                         Fort Lauderdale, Florida 33334
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (954) 771-5402
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------

         This report amends the Form 8-K filed on April 19, 1999 to report the acquisition of all of the outstanding shares of OH, Inc. in exchange for approximately 91% of the outstanding shares of the Registrant under Items 2 and 7(c). Filed herewith are the consolidated financial statements of OH, Inc. required to be presented. No pro-forma financial information is required to be presented because of the nature of the operations of Seal Holdings Corporation at the time of closing of the transaction.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a) Financial Statements of Business Acquired

The following audited financial statements are filed with this report:


Report of Independent Certified Public Accountants............................1

Financial Statements

Consolidated Balance Sheets - December 31, 1997 and 1998 and
   March 31, 1999 (Unaudited).................................................2
Consolidated Statements of Operations - Years ended December 31,
   1997 and 1998, and the Three Months ended March 31, 1998
   (Unaudited) and 1999 (Unaudited)...........................................3
Consolidated Statements of Shareholder's Equity (Deficit) - Years
   ended December 31, 1997 and 1998, and the Three Months ended
   March 31, 1999 (Unaudited).................................................4
Consolidated Statements of Cash Flows - Years ended December 31,
   1997 and 1998, and the Three Months ended March 31, 1998
   (Unaudited) and 1999 (Unaudited)...........................................5
Notes to Consolidated Financial Statements December 31, 1998..................6

               Report of Independent Certified Public Accountants

Board of Directors
OH, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of OH, Inc. and subsidiaries (the Company) and its predecessors as of December 31, 1997 and 1998, and the related statements of operations, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OH, Inc. and subsidiaries and its predecessors at December 31, 1997 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                         /s/ Ernst & Young, LLP

West Palm Beach, Florida
March 23, 1999, except for Note 8, as
   to which the date is April 2, 1999

                            OH, Inc. and Subsidiaries

                           Consolidated Balance Sheets

                                                                        December 31                  March 31,
                                                                   1997             1998                1999
                                                                   ---------------------            -----------
                                                                                                    (Unaudited)
Assets
Current assets:
   Cash and cash equivalents                                   $         -      $  1,238,460        $    944,156
   Accounts receivable, net of allowance for
     uncollectible accounts of $325,000 at December 31,
     1998 and $436,000 at March 31, 1999 (unaudited)                     -           607,546           1,185,921
   Inventory                                                             -           302,317             172,060
   Prepaid expenses and other current assets                             -            76,128             492,816
   Due from affiliates                                                   -            20,930             207,930
                                                               -----------      ------------      --------------
Total current assets                                                     -         2,245,381           3,002,883

Deposits                                                                 -           136,367             147,967
Notes receivable from employees                                          -           106,546             130,305
Property and equipment, net                                              -        10,766,426          11,511,148
Other assets                                                             -           260,425             253,616
                                                               -----------      ------------      --------------
Total assets                                                   $         -      $ 13,515,145        $ 15,045,919
                                                               ===========      ============      ==============


Liabilities and shareholder's equity (deficit)
Current liabilities:
   Accounts payable                                            $   168,714      $  1,478,742        $     65,289
   Accrued professional fees                                             -           571,997             710,188
   Accrued compensation and related liabilities                          -           497,829             371,320
   Due to affiliates                                                     -           321,281             575,905
   Short-term note payable                                               -                -              432,731
   Current portion of capital lease obligations and                      -           231,174             910,898
     loans
   Other liabilities                                                     -           184,905             255,546
                                                               -----------      ------------      --------------
Total current liabilities                                          168,714         3,285,928           3,321,877


Obligations under capital leases & loans                                 -           880,568           4,113,533
                                                               -----------      ------------      --------------
Total liabilities                                                  168,714         4,166,496           7,435,410

Commitments and contingencies

Shareholder's equity:
   Common stock, par value $.001 per share--authorized
     50,000,000 shares, 1,000 shares
     issued and outstanding                                              1                 1                   1
   Additional paid-in capital                                    1,979,305        20,276,784          22,876,784
   Accumulated deficit                                          (2,148,020)      (10,928,136)        (15,266,276)
                                                               -----------      ------------      --------------
Total shareholder's (deficit) equity                              (168,714)        9,348,649           7,610,509
                                                               -----------      ------------      --------------
Total liabilities and shareholder's equity                     $         -      $ 13,515,145        $ 15,045,919
                                                               ===========      ============      ==============




See accompanying notes.

                            OH, Inc. and Subsidiaries

                      Consolidated Statements of Operations


                                                                                             Three Months
                                                   Year ended December 31                   ended March 31
                                                   1997              1998               1998              1999
                                                -----------      ------------        -----------      -----------
                                                                                             (Unaudited)
Revenues:
   Net patient service revenue                  $         -      $  2,144,013        $   286,974      $ 1,617,141
   Premium revenue                                        -           950,620                  -          251,999
   Interest income                                        -            57,127              3,015            9,073
                                                -----------      ------------        -----------      -----------
Total revenues                                            -         3,151,760            289,989        1,878,213

Expenses:
   Salaries and benefits                                  -         6,517,982            396,253        3,292,349
   Professional fees                              1,218,133         2,102,762            519,634          619,205
   Supplies expense                                                   322,026              8,264          430,564
   Rent expense                                                       434,235             24,794          461,721
   Other operating expenses                               -           578,198                  -          288,338
   Depreciation                                           -           131,318                 94          311,048
   Selling, general and administrative              151,133         1,499,256             45,962          602,158
   Provision for bad debts                                -           324,655             31,715          111,629
   Interest expense                                       -            21,444                683           99,341
                                                -----------      ------------        -----------      -----------
Total expenses                                    1,369,266        11,931,876          1,027,399        6,216,353
                                                -----------      ------------        -----------      -----------
Net loss                                        $(1,369,266)     $ (8,780,116)       $  (737,410)     $(4,338,140)
                                                ===========      ============        ===========      ===========






See accompanying notes.

                            OH, Inc. and Subsidiaries

            Consolidated Statements of Shareholder's Equity (Deficit)



                                                                      Additional
                                                      Common           Paid-in          Accumulated
                                                       Stock           Capital            Deficit            Total
                                                       -----           -------            -------            -----
Balance at December 31, 1996                            $1            $   778,753      $   (778,754)     $          -
   Contributed capital                                   -              1,200,552                 -         1,200,552
   Net loss                                              -                      -        (1,369,266)       (1,369,266)
                                                        --            -----------      ------------      ------------
Balance at December 31, 1997                             1              1,979,305        (2,148,020)         (168,714)
   Contributed capital                                   -             18,297,479                 -        18,297,479
   Net loss                                              -                      -        (8,780,116)       (8,780,116)
                                                        --            -----------      ------------      ------------
Balance at December 31, 1998                             1             20,276,784       (10,928,136)        9,348,649
   Contributed capital (unaudited)                       -              2,600,000                 -         2,600,000
   Net loss (unaudited)                                  -                      -        (4,338,140)       (4,338,140)
                                                        --            -----------      ------------      ------------
Balance at March 31, 1999 (unaudited)                   $1            $22,876,784      $(15,266,276)     $  7,610,509
                                                        ==            ===========      ============      ============




See accompanying notes.

                            OH, Inc. and Subsidiaries

                      Consolidated Statements of Cash Flows


                                                                                            Three Months
                                                   Year ended December 31                  ended March 31
                                                   1997              1998              1998              1999
                                                -----------      ------------        -----------      -----------
                                                                                            (Unaudited)
Operating activities
Net loss                                        $(1,369,266)     $  (8,780,116)      $  (737,410)     $(4,338,140)
Adjustments to reconcile net loss to net
   cash used in operating activities:
     Depreciation                                         -            131,318                94          311,048
     Provision for bad debts                              -            324,655            31,715          111,629
     Changes in operating assets and
       liabilities:
         Accounts receivable                              -           (932,201)         (261,868)        (690,004)
         Prepaid expenses and other
           current assets                                 -            (76,128)         (194,943)        (416,688)
         Due from affiliates                              -            (20,930)          (15,981)        (187,000)
         Deposits                                         -           (136,367)          (97,622)         (11,600)
         Other assets                                     -           (144,925)                -            6,809
         Inventory                                        -           (302,317)                -          130,257
         Accounts payable                           168,714          1,310,028           350,540       (1,413,453)
         Accrued compensation and
           related liabilities                            -            497,829                 -         (126,509)
         Accrued professional fees                        -            571,997                 -          138,191
         Accrued liabilities                              -            184,905                 -           70,641
         Due to affiliates                                -            321,281           115,643          254,624
                                                -----------       ------------       -----------      -----------
Net cash used in operating activities            (1,200,552)        (7,050,971)         (809,832)      (6,160,195)

Investing activity
Purchases of property and equipment                       -         (4,703,307)          (47,717)      (1,055,770)
                                                -----------       ------------       -----------      -----------
Net cash used in investing activity                       -         (4,703,307)          (47,717)      (1,055,770)

Financing activities
Loans to employees                                        -           (106,546)                -          (23,759)
Proceeds from loans                                       -                  -                 -        4,542,163
Payments on loans                                         -                  -                 -         (139,530)
Capital lease payments                                    -                  -                 -          (57,213)
Capital contributions                             1,200,552         13,099,284         1,358,631        2,600,000
                                                 -----------      ------------       -----------      -----------
Cash provided by financing activities             1,200,552         12,992,738         1,358,631        6,921,661
                                                -----------      ------------        -----------      -----------
Net change in cash                                        -          1,238,460           501,082         (294,304)
Cash at beginning of period                               -                  -                 -        1,238,460
                                                -----------      ------------        -----------      -----------
Cash at end of period                           $         -     $  1,238,460         $   501,082      $   944,156
                                                ===========      ============        ===========      ===========

Supplemental disclosure of non cash
investing and financing activities
Equipment acquired through capital leases       $         -      $  1,111,742        $         -      $         -
                                                ===========      ============        ===========      ===========
Contribution of property, equipment and
   other assets by sole shareholder             $         -      $  5,198,195        $         -      $         -
                                                ===========      ============        ===========      ===========

See accompanying notes.

                            OH, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

                                December 31, 1998
                (Information Pertaining to the Three Months ended
                      March 31, 1998 and 1999 is Unaudited)


1. Organization and Significant Accounting Policies

Organization

OH, Inc. (OHI) was incorporated on December 17, 1998. OHI was formed to consolidate Oakridge Membership Holdings, LLC, and its subsidiaries (OMH) and Comprehensive Outpatient Centers of Florida, Inc. (COCF). OHI's sole shareholder also controlled OMH and COCF, therefore the financial statements present the operations of OHI, its wholly owned subsidiaries, and the operations of its predecessors, OMH and COCF, (collectively the Company) for all periods presented. COCF was incorporated on February 28, 1997. Prior to February 28, 1997, its sole shareholder had incurred costs of approximately $831,000 to develop COCF's business concept. Prior to February, 1998, COCF was a development stage company which incurred expenses to develop the concept for the Company which is to operate multi-site, multi-specialty group practices and comprehensive ambulatory care diagnostic and surgical centers. The first of these integrated networks began operations in February 1998 and serves the North Broward/South Palm Beach County area of Florida.

Through December 31, 1998, the sole shareholder has provided approximately $20 million of funding to the Company and intends to fund, or arrange for the funding of, losses from operations through December 31, 1999.

Consolidation

The accompanying financial statements include the accounts of OH, Inc. and its subsidiaries, all of which are wholly owned, and the predecessor companies described above. All significant intercompany accounts and transactions are eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Revenue Recognition

Fee-for-service revenue is recorded at estimated net amounts to be received from third party payors and others for services rendered. The Company has agreements with various Health Maintenance Organizations (HMOs) to provide primary care medical services to subscribing participants. Under these agreements, the Company receives monthly capitation payments based on the number of each HMO's participants, regardless of services actually performed by the Company. Amounts earned from these capitation agreements are recorded as premium revenue in the accompanying statements of operations. In addition, the HMOs make fee-for-service payments to the Company for certain covered services based upon discounted fee schedules. Amounts earned under these various fee-for-service arrangements are recorded as net patient service revenue in the accompanying statements of operations.

Inventories

Inventories consist principally of medical supplies and are stated at the lower of cost or market using the first in first out method. An allowance for inventory obsolescence is maintained at a level adequate to absorb estimated future losses. Management determines the adequacy of the allowance based upon the age of the inventory, recent experience and current economic conditions.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the estimated useful life or the remaining term of the related lease including renewal options (see Note 4). Equipment recorded under capital leases is amortized over the shorter of the estimated useful life of the equipment or the lease term.

Income Taxes

The Company, with the consent of its shareholder, has elected to be treated as an S corporation under the provisions of the Internal Revenue Code. Consequently, in lieu of corporate income taxes, the sole shareholder is taxed on the Company's taxable income. Therefore, no provision or liability for income taxes has been included in these financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments

The carrying values of cash and cash equivalents, accounts receivable and accounts payable are reasonable estimates of their fair value due to the short-term nature of these financial instruments.

Stock Based Compensation

The Company accounts for equity awards issued to non-employees at fair market value based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable on the date of grant. The fair value of equity instruments issued to a non-employee is measured as of the date that the parties come to a mutual understanding of the terms of the arrangement and agree to a binding contract.

Advertising Costs

The Company expenses advertising costs as incurred. During the year ended December 31, 1998, and the three months ended March 31, 1999, advertising costs were approximately $174,000 and $72,000, respectively. There were no such costs during the year ended December 31, 1997 or the three months ended March 31, 1998.

Interim Financial Statements (Unaudited)

The interim consolidated financial statements for the three months ended March 31, 1998 and 1999 are unaudited. In the opinion of management, these consolidated statements have been prepared on the same basis as the audited financial statements and include all significant adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The data disclosed in these notes to the consolidated financial statements for these periods is also unaudited.

2. Property and Equipment

At December 31, 1997, the Company did not own any property or equipment. Property and equipment consists of the following:

                                               December 31,       March 31,
                                                   1998              1999
                                                -----------      -----------
                                                                 (Unaudited)

    Leasehold improvements                      $ 5,216,190      $ 5,820,997
    Medical equipment                             3,473,339        3,728,723
    Data processing equipment and software        1,403,828        1,413,745
    Furniture fixtures and equipment                804,387          952,537
    Vehicles                                             -            37,512
                                                -----------      -----------
                                                 10,897,744       11,953,514
    Less accumulated depreciation                  (131,318)        (442,366)
                                                -----------      -----------
                                                $10,766,426      $11,511,148
                                                ===========      ===========


3. Commitments and Contingencies

Operating leases

During the year ended December 31, 1998, the Company entered into an operating lease agreement for medical equipment. Future minimum lease payments required under this agreement are as follows:

    1999                                 $  895,733
    2000                                  1,156,770
    2001                                  1,166,310
    2002                                  1,166,310
    2003                                    816,789
    Thereafter                               19,625
                                         ----------
    Total                                $5,221,537
                                         ==========

For 1998, total expense under these non-cancelable operating leases was $391,000, and for the three months ended March 31, 1998 and 1999 was $ -0- and $226,367, respectively.

Capital Lease Obligations

During the year ended December 31, 1998, the Company entered into two capital lease agreements for medical and data processing equipment and software. Scheduled future payments on these leases are as follows:

    1999                                 $  301,765
    2000                                    289,002
    2001                                    282,511
    2002                                    282,511
    2003                                    193,672
                                         ----------
    Total                                 1,349,461
    Amount representing interest           (237,719)
                                         ----------
    Present value of net minimum
      capital lease payments             $1,111,742
                                         ==========

Loan Commitment

On January, 18, 1999, the Company obtained a loan from a commercial lender to finance property and equipment purchases. The maximum amount which may be borrowed under the agreement is $4,500,000, and the amount initially borrowed was approximately $3,215,000, with an additional $895,000 borrowed in February 1999. Principal and interest of 9.30% per annum on the outstanding balance are to be repaid monthly over 5 years. Annual payments of approximately $1,030,000 are due in 1999 through 2003. The loan is secured by the financed property. At March 31, 1999, $3,970,000 was outstanding.

In connection with the Company's lease and loan agreements relating to computer hardware and software, office equipment and medical equipment used by the Company's subsidiaries, the Company's shareholder has provided credit support for the issuance of letters of credit in favor of the lessors and creditors. The amounts of the letters of credit have been 20% of the value of the leased equipment or the loan, as applicable.

Short-term Note Payable

On March 1, 1999, the Company entered into a note payable with an insurance premium finance company for $455,000, due within one year at 7% interest collateralized by unearned premiums on the Company's insurance policies.

Other Commitments and Contingencies

The Company has entered into employment contracts with physicians and key executives. These contracts are generally for initial periods of three to six years and include base salary plus performance-based adjustments. Employment may be terminated by the Company or the employee under certain conditions. If terminated without cause, under certain circumstances, the agreements require severance payments ranging from six months to one year.

As part of its regulatory compliance plan for its healthcare subsidiaries, the Company initiated an external audit of the Medicare billing practices of its physician employees. A preliminary review indicates that an overpayment may have been received from Medicare. The Company has notified the Medicare carrier of its ongoing audit and intends to remit the amount of overpayment it has received. The Company has established a reserve on its financial statements based upon its preliminary estimate of the amount of such overpayment.

Laws and regulations governing the Medicare program are complex and subject to interpretation. The Company believes that other than the billing matter noted above, it is in material compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare program.

4. Related Party Transactions

The Company's sole shareholder, directly or indirectly, owns a number of entities with which the Company, through its wholly owned subsidiaries, does business. In particular, the shareholder is the beneficial owner of entities that own buildings that house the administrative and medical offices of the Company. Rent expense for these properties for the year ended December 31, 1998 was approximately $346,000 and was $16,000 and $253,000 for the three months ended March 31, 1998 and 1999, respectively. Rent payable at December 31, 1998 and March 31, 1999, under these leases was approximately $306,000 and $559,000, respectively. At December 31, 1998, the Company had not executed written lease agreements for any of this space. The Company is in the process of obtaining appraisals to assist in determining the fair market value of the rent for these properties, and intends to enter into long-term leases once this information has been obtained.

An officer of the Company has certain arrangements with affiliates of the Company where he has certain rights to a small minority participation interest in the sole shareholder's investment in the Company. In addition, this officer of the Company has certain arrangements with affiliates of the Company pursuant to which he has certain rights to invest for a small minority position in certain affiliates, including the companies which own the buildings from which the Company rents space.

Certain affiliates of the Company have provided limited guarantees of certain contractual obligations of the Company, including, among other items, agreements with certain employees which were entered into before any significant capitalization of the Company.

5. Employee Benefits

On April 1, 1998 the Company established a voluntary defined contribution 401(k) plan covering all eligible employees as defined in the plan documents. The plan provides for a matching contribution of 50% of an employees' contribution up to the first 6% of compensation contributed by an eligible employee. An employee becomes vested in his Employer Matching Account over a four-year period. Contributions by the Company under this plan amounted to approximately $94,000 for the year ended December 31, 1998 and $46,000 for the three months ended March 31, 1999.

6. Malpractice Insurance

The Company is insured for professional liability on a claims-made basis for its employed physicians and outpatient medical facilities, including coverage for prior acts. Management is not aware of any claims against it or its employed physicians which might have a material impact on the Company's financial position or results of operations. Management of the Company intends to renew the existing claims-made basis policies annually and expects to be able to obtain such coverage. If coverage is not renewed, management intends to purchase an extended reporting period endorsement to provide professional liability coverage for losses incurred prior to, but not reported until subsequent to, the termination of the claims-made policies.

7. Concentrations of Credit Risk

The Company grants credit without collateral to its patients, most of whom are local residents and are insured under third-party payor agreements. The mix of receivables from patients and third-party payors was as follows:

                                         December 31,       March 31,
                                             1998              1999
                                       ------------------------------------
                                                           (Unaudited)

         Medicare                               63%              74%
         Other                                  37               26
                                       ------------------------------------
                                               100%             100%
                                       ====================================

8. Merger With Seal Holdings Corporation

In December 1998, the Company entered into an Exchange Agreement with Seal Holdings Corporation (Seal), a publicly traded corporation, under which the Company's sole shareholder would exchange 100% of the Company's stock for 91% of the fully-diluted stock of Seal. Seal had no revenue producing operations during 1997 or 1998.

On January 4, 1999, a letter agreement was signed between the Company and Seal regarding the closing date as set forth in the Exchange Agreement. The closing date, initially planned for January 1, 1999, was changed to be on or about April 2, 1999. The transaction was consummated on April 2, 1999.

Effective with the date of the merger with Seal, the Company's S corporation status terminated, causing the Company to become a tax paying entity.

Effective April 2, 1999, the Company entered into a consulting agreement with a corporation for advisory services whose sole stockholder, officer and director is a Director of the Company and who was the CEO, President and Director of Seal prior to the transaction with the Company. The agreement commenced on April 2, 1999, and will continue for a one year period.

On November 2, 1998, the Company entered into an agreement with a consulting firm for exclusive financial advisory services related to a potential acquisition. Upon consummation of the Exchange Agreement with Seal, the sole shareholder of the Company agreed to transfer 150,000 of his shares to the consulting firm as consideration for services rendered in connection with the Exchange Agreement.

9. Year 2000 Computer Issues (Unaudited)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. The Company's computer programs and certain computer aided medical equipment that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruption of operations or medical equipment malfunctions that could affect patient diagnosis and treatment. The Company believes the Year 2000 issue will not pose significant operational problems because, as an integral part of its start-up activities, it has acquired only Year 2000 compliant information systems and medical equipment. The Company plans to complete the migration of its billing operations from third-party service organizations to its own Year 2000 compliant system by July 1, 1999. The Company believes the Year 2000 issue will not pose significant operational problems for its systems nor does the Company anticipate any significant additional expenditures in 1999 related to Year 2000 readiness. The Company's contingency plan in a worst case scenario is to use a manual system to process and record transactions.

The Company is in the process of determining to what extent the Company's systems and operations are vulnerable to the failure of third parties with which it conducts business to remediate their own Year 2000 issues, including Federal, state, other third-party payors and managed care organizations. To date, the Company is not aware of any external entity with whom it deals directly or indirectly that would materially impact the Company's results of operations, liquidity or capital resources. However, there can be no assurance that the systems of other companies on which the Company relies will be timely converted or that any such failure to convert by another company would not have an adverse effect on the Company.

c) Exhibits

Exhibit No. 23    Consent of Independent Auditors

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SEAL HOLDINGS CORPORATION.



                                        By: /s/ Cecilio M. Rodriguez
                                            --------------------------
                                            Cecilio M. Rodriguez
                                            Treasurer and Secretary




Dated:  June 16, 1999